Exhibit 99.6
Frequently Asked Questions (FAQ)
for Clients
(for distribution)
Clients
Q:	Why are you combining these companies?
A:	This combination of two highly experienced correctional healthcare companies will benefit our clients and patients in several ways. After the transaction closes, we will create a single team with best-in-class experience, staffing depth, best practices and leadership on solid financial platform. We also will have the resources needed to invest in systems and innovations required to meet the evolving needs of clients and patients. Our companies have complementary strengths and cultures that will fit together very well — both initially, as we work to bring them together, and over the long term.

Q:	What kind of changes will there be in the regional or corporate staff working on my contract as a result of this? What about changes in site personnel?

A:	First of all, keep in mind that the transaction has not been approved and finalized. For now, the companies will continue to remain completely separate. After the transaction is finalized, all direct staffing in support of your contract will continue to be driven by contractual requirements and client needs. We are committed to maintaining consistency among staff members who work in direct support of your agency.

When approved, we expect the combination will create efficiencies in certain areas. While those efficiencies might lead to staff reductions in certain corporate functions, they will not affect direct support requirements in our contracts with corrections agencies.

When this transaction closes, what this combination will do is create the most experienced team of correctional healthcare professionals in the field. From time to time, we plan to call on other members of our team to support the work being done for your agency. All of that is designed to make sure you are getting the greatest value in this important area of healthcare.

Q:	What other changes do you think we will see?

A:	If the combination is approved, we will carefully examine potential investments in technology, innovations, staff and other resources. However, our focus is on ensuring an uninterrupted level of services and communications as we work toward completing the transaction and the successful integration of the two organizations.

Q:	Which company will my contract be with? Will the actual entity providing services under our existing contract change?

A:	Your contract will remain with the same company as it is now. Most importantly, we will ensure that this transition creates no interruptions or administrative issues for you. Until the merger is approved and finalized, the companies remain completely separate organizations. After our parent companies are combined, both PHS and CMS will continue to operate under a common parent company. Therefore, there should be no disruption in the service either company provides to our respective clients, either during the transition or after the closing. The team that is working with your agency at your facilities will not change as a result of the transaction, and you will have the same team following the closing of the merger. We will ensure that this transaction does not create administrative issues for you or your agency.

Q.	Does this change the accountability or responsibility for meeting terms and services under our existing contract?

A.	It does not.

Q:	To whom will I go with questions or concerns about the work being done on my contract after the merger is complete?

A:	Continue to go to your existing point of contact. That will not change as a result of this transaction.

Q.	What will happen with the pharmacy provider we currently use?

A.	For the time being, this combination will not have any impact on the pharmacy provider you currently use.

Q:	I did not have a good experience with one of the companies in the past. I don’t want to work with them. Does this mean I will have to whether I want to or not?

A:	We certainly understand that perspective, and we will do nothing to jeopardize or compromise the current level of services and responsiveness you are receiving from either company. The people with whom you work on a day-to-day basis won’t be changing as a result of this transaction. We do want to talk with you more to learn more about your experience and what we can do better going forward. Frankly, as a result of this transaction we will create one team that has best-in-class experience, staffing depth, best practices and leadership. We are doing that, in part, to avoid experiences that may have been less than satisfying for our clients. We need your feedback about what has worked with one company and what didn’t work with another company in order to make our combined company everything that it ought to be.
Q.	CMS and PHS have been competitors for many years. How are you going to work together now without negatively impacting services to my contract and sites?

A.	We assure you that will not be a problem. First of all, our companies fully understand and respect the existing relationships and service levels that have been established by each company with their respective clients. We will do nothing to change or interfere with these relationships. Indeed, this merger presents the opportunity for us to enhance the service we provide to all of our clients. We have in place a detailed integration plan that will ensure our staff works most effectively together to deliver results for all of our clients.

Q.	Are you still going to have operating divisions focused separately on state departments of correction and jails?

A.	Final decisions on organizational structure will be made on or after closing. However, we expect to organize our operations by major client segments.

Q:	When do you anticipate the transaction being completed?

A:	We hope to close the transaction in the second quarter of 2011.

Q:	What sort of regulatory reviews are required before this merger can be finalized?

A:	This transaction is subject to regulator review to confirm its compliance with antitrust requirements. That is standard for any transaction of this size. Because PHS is owned by a publicly traded company, this combination also needs to be approved by the shareholders of PHS’ parent company. We expect that vote to be held and the transaction to close in the second quarter of 2011.

Q.	What happens if this falls through?

A.	We don’t anticipate that at all, but throughout this process we will continue to provide you with the quality service you deserve. If the transaction is not completed, we will continue to operate as independent companies.

Q.	Isn’t this anti-competitive that a major competitor is being taken out of the bidding here?

A.	To the contrary. The transaction is subject to regulatory review which will include an evaluation of the potential impact on competition. In a field where there are few barriers to entry and many organizations are actively competing on potential contracts, this transaction will bring increased resources, economies and depth of services to the state and local governments we serve. The market will remain extremely competitive following the completion of the transaction. We do not anticipate any problems with regulatory approval.

Prospective Clients
Q:	How does this affect the bids you have submitted to us?

A:	This will have no effect on the bids that have been submitted.

Q:	How does this affect the bids you are planning to submit to us? How can we be sure there is no communication or collaboration going on between the two companies while we still have an open bid process going?

A:	Until the transaction is completed, we will continue to operate all of our contracts and bid on opportunities separately. We havetaken steps to ensure no information regarding your contract can be shared during the bidding process.

Q:	I am concerned about maintaining a competitive market. How will this be good for corrections agencies?

A.	This combination actually will be in the best interests of our customers and prospective customers. After the transaction closes, we will create one team with best-in-class experience, staffing depth, best practices and leadership on a solid financial platform. We also will have the resources needed to invest in systems and innovations that will better serve our clients. In addition, there are currently dozens of competitors in the marketplace, and there are no barriers to entry in this industry.

Our current clients will benefit from improved operations, with no disruption in services. Our combined company also will be optimally positioned to serve government agencies as they seek to privatize correctional healthcare and most effectively use taxpayer resources.

Q:	When do you anticipate the transaction being completed?

A:	We hope to close the transaction in the second quarter of 2011.

Q:	What sort of regulatory reviews are required before this merger can be finalized?

A:	This transaction subject to review by antitrust regulators. That is standard for any combining such as this. Because PHS is owned by a publicly traded company, this transaction also needs to close be approve by the shareholders of PHS’ parent company. We expect that vote and the transaction to in second quarter of 2011.

Additional Information and Where to Find It
In connection with the proposed merger, America Service Group will file with the SEC a proxy statement with respect to the special meeting of stockholders that will be held to consider the merger. When completed and filed, the definitive proxy statement and a form of proxy will be mailed to the stockholders of America Service Group. BEFORE MAKING ANY VOTING DECISION, AMERICA SERVICE GROUP’S STOCKHOLDERS ARE STRONGLY URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERICA SERVICE GROUP AND THE PROPOSED MERGER. America Service Group’s stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (in each case, when available) from the SEC’s website at http://www.sec.gov. America Service Group’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (in each case, when available) by directing a request by mail or telephone to America Service Group, Attn: Scott King, General Counsel, 105 Westpark Drive, Suite 200, Brentwood, Tennessee, 37027, telephone: (615)373-3100, or from the investor relations section of America Service Group’s website at www.asgr.com.
Proxy Solicitation
America Service Group and its directors and officers may be deemed to be participants in the solicitation of proxies from America Service Group’s stockholders with respect to the proposed merger. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger. Information regarding America Service Group’s directors and executive officers and their ownership of America Service Group’s common stock is also available in America Service Group’s definitive proxy statement for its 2010 Annual Meeting of Stockholders filed with the SEC on April 28, 2010 and updated on May 28, 2010.